Exhibit 10.3

BORROWER ASSIGNMENT, ASSUMPTION, AND RELEASE

This ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (this “Assignment”), dated as of June 28, 2012, is by and among MATSON NAVIGATION COMPANY, INC., a Hawaii corporation, as assignor (the “Assignor”), ALEXANDER & BALDWIN HOLDINGS, INC., a Hawaii corporation, as assignee (the “Assignee”) and BANK OF AMERICA, N.A., as administrative agent for the Lenders party to the Credit Agreement (defined herein) (the “Agent”).

WHEREAS, the Assignor has entered into that certain Credit Agreement, dated as of June 4, 2012 (the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meanings set forth in the Credit Agreement), by and among the Assignor, as borrower, the Lenders party thereto and the Agent;

WHEREAS, the Assignor has agreed to assign to the Assignee all of its rights, interests, duties, obligations and liabilities in, to and under the Credit Agreement;

WHEREAS, the Assignee desires to accept the assignment of all of the Assignor’s rights, interests, duties, obligations and liabilities in, to and under the Credit Agreement;

WHEREAS, the Assignor has requested that the Agent, on behalf of the Lenders, release the Assignor from all of its obligations under the Credit Agreement; and

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.             Assignment of Credit Agreement.  Effective as of the date hereof, the Assignor hereby absolutely assigns, transfers and conveys to the Assignee all of its rights, interests, duties, obligations and liabilities in, to and under the Credit Agreement.

2.             Assumption of Credit Agreement.  Effective as of the date hereof, the Assignee hereby absolutely accepts the assignment described in Section 1 and assumes all of the duties, obligations and liabilities of the Assignor in, to and under the Credit Agreement to the same extent as if the Assignee had executed the Credit Agreement.  The Assignee hereby ratifies, as of the date hereof, and agrees to be bound by the terms and provisions of the Credit Agreement and accepts all of the Assignor’s rights, interests, duties, obligations and liabilities thereunder.  Without limiting the generality of the foregoing terms of this paragraph 2, the Assignee hereby (a) acknowledges, agrees and confirms that (i) by its execution of this Assignment, the Assignee shall be deemed to be a party to the Credit Agreement and the “Borrower” for all purposes of the Credit Agreement, (ii) the Assignee shall have all of the obligations of the Borrower thereunder as if it had executed the Credit Agreement and (iii) this Assignment shall be deemed a “Loan Document” for all purposes of the Credit Agreement, (b) certifies that the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or material adverse effect, it is true and correct in all respects as drafted) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or material adverse effect, it is true and correct in all respects as drafted) as of such earlier date, (c) agrees to be bound by the affirmative and negative covenants set forth in Articles VI and VII of the Credit Agreement and (d) promises to pay to the Lenders and the Agent all Obligations outstanding at, or incurred on or after, the date hereof, as provided in the Loan Documents.

3.             Release.  The Agent, on behalf of the Lenders, confirms that, from and after the execution and delivery of this Assignment by each of the Assignor and the Assignee, the Assignor is released and forever discharged from any duties, obligations and liabilities of the Borrower under the Credit Agreement.  The release contained herein is intended to be final and binding upon the parties hereto, the Lenders and their respective heirs, successors and assigns.  Each party agrees to cooperate in good faith and to execute such further documents as may be necessary to effect the provisions of this Assignment.

4.             Acknowledgement.  Each of the parties hereto acknowledges that its execution and delivery of this Assignment has not been the result of any coercion or duress.  The Assignor acknowledges that upon execution and delivery of this Assignment and execution of the Guaranty, it will be a Guarantor under the Guaranty.

5.             Notices to Assignee.  The address of the Assignee for purposes of all notices and other communications is 555 12th Street, Oakland, CA 94611, Attention of Chief Financial Officer and Treasurer (Facsimile No. 510-628-7300).

6.             No Modifications.  Except as expressly provided for herein, nothing contained in this Assignment shall amend or modify, or be deemed to amend or modify, the Credit Agreement or any other Loan Document.

7.             Governing Law.  This Assignment shall in all respects be governed by, and construed in accordance with, the internal substantive laws of the State of New York, including all matters of construction, validity or interpretation of this Assignment.

8.             Counterparts.  This Assignment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart by of this Assignment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment.

9.             Binding Nature.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the date set forth above.

ASSIGNOR:	MATSON NAVIGATION COMPANY, INC.,
a Hawaii corporation

By:
Name:
Title:

ASSIGNEE:	ALEXANDER & BALDWIN HOLDINGS, INC.,
a Hawaii corporation

By:
Name:
Title:

AGENT:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title: